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                                                                    Exhibit 10.1
                                                                    ------------

                             METAVANTE CORPORATION
                           2000 STOCK INCENTIVE PLAN


     1.   Objectives.  The Metavante Corporation 2000 Stock Incentive Plan is
          ----------
designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company's operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company. Options for Metavante Corporation common stock will also be issued to certain current and former employees and directors of Marshall & Ilsley Corporation and Metavante Corporation in connection with the distribution of stock of Metavante Corporation to the Marshall & Ilsley Corporation shareholders as further described in Section 20 hereof.

     2.   Definitions.
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             (a)  "Award" shall mean the grant of any form of stock option or stock award to a Plan Participant pursuant to such terms, conditions and limitations as the Board or Committee may establish in order to fulfill the objectives of the Plan.

             (b) "Award Agreement" shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

             (c) "Board" shall mean the Board of Directors of Metavante Corporation.

             (d) "Cause" shall mean the discharge of an employee on account of
     (i) fraud or embezzlement against the Company, (ii) violation of any noncompetition, nonsolicitation or confidentiality provisions contained in an Award Agreement or (iii) serious and willful acts of misconduct which, in the reasonable judgment of the Committee, are detrimental to the business of the Company.

             (e) "Change in Control" shall mean any of the following:

                    (i) The acquisition by any individual, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) after the date hereof of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions of
                           --------  -------
             common stock shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any
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             acquisition by any employee benefit plan (or related trust)
             sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change in Control under paragraph (iii) of this Section 2(e) or (E) any acquisition by any person pursuant to the distribution of the Company's common stock to the shareholders of Marshall & Ilsley Corporation; or

                    (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened "solicitation" (as such term is used in Regulation 14A promulgated under the Exchange
             Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

                    (iii) Consummation of a reorganization, merger, statutory
             share exchange or consolidation (but not the distribution of the Company's common stock to the shareholders of Marshall & Ilsley Corporation), unless, following such reorganization, merger, statutory share exchange or consolidation, (A) at least fifty percent (50%) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation,

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             entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

                    (iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) at least fifty percent (50%) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

             (f) "Common Stock" or "stock" shall mean the authorized and issued or unissued common stock of Metavante Corporation.

             (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

             (h) "Committee" shall mean the Compensation Committee of the Board of Directors of Metavante Corporation, or, if the Compensation Committee is not yet in existence, the Board of Directors of Metavante Corporation.

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             (i)  "Company" shall mean Metavante Corporation and, where applicable, its subsidiaries including subsidiaries of subsidiaries and partnerships and other business ventures in which Metavante Corporation has a significant equity interest, as determined in the sole discretion of the Committee.

             (j) "Fair Market Value" shall mean the closing sale price of Common Stock on the Nasdaq National Market as reported in the Midwest Edition of the Wall Street Journal for the date of grant provided that, if no sales of Common Stock were made on such exchange on that date, "Fair Market Value" shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on such exchange, or, failing any such sales, such other price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department. Notwithstanding the foregoing, in the case of Awards which are effective on the date the Company sells shares of Common Stock in an underwritten public offering, Fair Market Value shall mean the price per share at which the Common Stock is initially sold to the public pursuant to the offering.

             (k) "Participant" shall mean a current or prospective employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

             (l) "Plan" shall mean the Metavante Corporation 2000 Stock Incentive Plan.

             (m) "Retirement" shall mean the termination of a Participant's employment on or after age 65, unless otherwise provided by the Committee in an Award Agreement.

     3.   Eligibility.  Current and prospective employees, non-employee
          -----------
directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company. However, incentive stock options within the meaning of Section 422 of the Code may only be issued to employees of the Company and its subsidiary corporations within the meaning of Section 424(f) of the Code.

     4.   Common Stock Available for Awards.  Subject to adjustment as provided
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in Section 14 hereof, the number of shares that may be issued under the Plan for
Awards during the term of the Plan is 16,000,000 shares of Common Stock, all of which may be in the form of incentive stock options within the meaning of
Section 422 of the Code. Any shares subject to an Award which are used in settlement of tax withholding obligations shall be deemed not to have been issued for purposes of determining the maximum number of shares available for issuance under the Plan. Likewise, if any stock option is exercised by tendering shares, either directly or by attestation, to the Company as full or partial payment for such exercise under this Plan, only the number of shares issued net of the shares tendered shall be deemed issued for purposes of

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determining the maximum number of shares available for issuance under the Plan.
Subject to adjustment as provided in Section 14 hereof, no individual shall be eligible to receive Awards aggregating more than 500,000 shares of Common Stock reserved under the Plan in any one calendar year, and the Company will not issue more than 250,000 shares of Restricted Stock during the term of the Plan. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

     5.   Administration.  The Plan shall be administered by the Committee,
          --------------
which shall have full and exclusive power to interpret the Plan, to determine which persons are Plan Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. All decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, Participants, and their estates and beneficiaries.

     6.   Delegation of Authority.  Except to the extent prohibited by
          -----------------------
applicable law or the applicable rules of a stock exchange, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

     7.   Awards.  The Committee shall determine the type or types of Award(s)
          ------
to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions, performance requirements, and limitations applicable to each Award including, but not limited to, continuous service with the Company, forfeiture of Awards and proceeds from Awards in the event the Participant competes with the Company or violates any confidentiality or nonsolicitation obligations owed to the Company, conditions under which acceleration of vesting will occur, and achievement of specific business objectives. In all events, all Awards will become fully vested and immediately exercisable if the Participant is in the service of the Company upon the occurrence of a Change in Control. The type of Awards available under the Plan are those listed in this Section 7.

             (a)  Stock Option.  A grant of a right to purchase a specified
                  ------------
     number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of a nonqualified stock option for all Participants or an incentive stock option ("ISO") for Participants who are employees. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that ISOs shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that

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     ISOs shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company).

             (b)  Restricted Stock Award.  An Award of stock for such
                  ----------------------
     consideration as the Committee may specify and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.

     8.   Deferred Payment of Awards.  The Committee may permit selected
          --------------------------
Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in stock or units of stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments denominated in stock or units of stock.

     9.   Stock Option Exercise.  The price at which shares of Common Stock may
          ---------------------
be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering shares of Common Stock either directly or by attestation, which have been held by the Participant for more than six months and have not been used within the prior six-month period to exercise an option, valued at Fair Market Value on the date of exercise, or any combination thereof.

     10.  Tax Withholding.  The Company shall have the right to deduct
          ---------------
applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes (but only the minimum amount required by law) or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the tax withholding is required to be made.

     11.  Amendment or Termination of the Plan.  The Board may, at any time,
          ------------------------------------
amend or terminate the Plan; provided, however, that

     (a) subject to Section 14 hereof, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and


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     (b)     without further approval of the shareholders of the Company, no amendment shall increase the number of shares of Common Stock which may be issued pursuant to Awards hereunder, except for increases resulting from Section 14 hereof.

     12.  Termination of Service.  If the service-providing relationship of a
          ----------------------
Participant terminates, or a non-employee director no longer serves on the Board, other than pursuant to paragraphs (a) through (c) of this Section 12, all unvested Awards shall immediately terminate and all vested but unexercised Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. If the status of a Participant's relationship with the Company changes, e.g., from a consultant to an employee or vice versa, it will not be a termination of the service-providing relationship. Notwithstanding the foregoing, if a Participant's service is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

             (a)  Retirement.  When a Participant's employment or service
                  -----------
     terminates as a result of Retirement, or early retirement with the consent of the Committee, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement, or early retirement, and the exercisability and vesting of any Award may be accelerated.

             (b)  Resignation in the Best Interests of the Company.  When a
                  ------------------------------------------------
     Participant resigns from the Company or the Board and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

             (c)  Death or Disability of a Participant.
                  ------------------------------------

                      (i) In the event of a Participant's death, the Participant's estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by a court of competent jurisdiction. Subject to subparagraph (iii) below, Awards so passing shall be exercised or paid out at such times and in such manner as if the Participant were living.

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                    (ii)  In the event a Participant is deemed by the Company to be disabled within the meaning of the Company's long-term disability plan, or, if the Company does not have such a plan,
             Section 22(e)(3) of the Code, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

                    (iii) After the death or disability of a Participant, the
             Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; and (2) accelerate any or all installments and rights.

                    (iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 12, the Committee's determinations shall be binding and conclusive.

             (d)  No Service Rights.  The Plan shall not confer upon any
                  -----------------
     Participant any right with respect to continuation of employment by, or service with, the Company or service on the Board, nor shall it interfere in any way with the right of the Company to terminate any Participant's employment or service with the Company or on the Board at any time.

     13.  Nonassignability.  Except as provided in subsection (c) of Section 12
          ----------------
and this Section 13, no Award under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Awards, other than incentive stock options within the meaning of Section 422 of the Code, to be transferred to members of the Participant's immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, "immediate family" shall mean a Participant's spouse, issue and spouses of his issue.

     14.  Adjustments.  In the event of any change in the outstanding Common
          -----------
Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, spin-off, or similar event, the Committee shall equitably adjust (a) the number of shares of Common Stock (i) reserved under the Plan, (ii) available for ISOs, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume

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Stock Options, whether or not in a transaction to which Section 424(a) of the
Code applies, by means of substitution of new Stock Options for previously issued Stock Options or an assumption of previously issued Stock Options.

     15.  Notice.  Any notice to the Company required by any of the provisions
          ------
of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them.

     16.  Unfunded Plan.  The Plan shall be unfunded.  Although bookkeeping
          -------------
accounts may be established with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     17.  Governing Law.  The Plan and all determinations made and actions taken
          -------------
pursuant hereto shall be governed by the laws of the State of Wisconsin without giving effect to its conflicts of law provisions.

     18.  Effective and Termination Dates.  The effective date of the Plan is
          -------------------------------
August 10, 2000. The Board of Directors of the Company and the Company's sole shareholder have approved the Plan on that date. The Plan shall terminate on August 9, 2010 subject to earlier termination by the Board pursuant to Section 11, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

     19.  Other Benefit and Compensation Programs.  Payments and other benefits
          ---------------------------------------
received by a Participant pursuant to an Award shall not be deemed a part of such Participant's regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

     20.  Issuance of Options in Connection with Distribution of Metavante
          ----------------------------------------------------------------
Common Stock by Marshall & Ilsley Corporation.  In connection with the
---------------------------------------------
distribution of Metavante Common Stock by Marshall & Ilsley Corporation ("M&I") to its shareholders (the "Spin-Off"), persons who hold options for M&I common stock granted prior to August 1, 2000 ("M&I Options") will be given an election. Employees of M&I and its affiliates and continuing directors (other than

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employees of Metavante and its affiliates) will have the choice of (i) having the exercise price for their M&I Options adjusted to reflect the Spin-Off and at the same time receiving options over Metavante Common Stock, all in accordance with the formulas set forth on Exhibit A hereto ("Tandem Options") or (ii) having the exercise price and number of option shares represented by their M&I Options adjusted to reflect the Spin-Off so that they will hold solely options for M&I common stock in accordance with the formula set forth on Exhibit A hereto. Employees of Metavante and its affiliates will have the choice of (i) Tandem Options or (ii) having the exercise price and number of option shares represented by their M&I Options adjusted to reflect the Spin-Off so that they will hold solely options for Metavante Common Stock in accordance with the formula set forth on Exhibit A hereto. Retired employees and directors, and current employees or directors who make no election, will automatically receive Tandem Options. All options for Metavante Common Stock, whether issued as Tandem Options or in exchange for M&I Options, will be issued under this Plan (the "New Options"). The terms of the New Options will be substantially identical to the prior M&I Options except they will be for Metavante Common Stock, the number of shares and the exercise price will be adjusted as set forth in Exhibit A, attached, and the Committee may make such other changes as they deem necessary to achieve the objectives of this Section 20 so long as such changes do not result in any adverse accounting consequences for M&I or the Company.

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                                    EXHIBITS


Exhibit A    Formulas

The above exhibit to this exhibit has been omitted. The exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.